UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 31, 2006, Design Within Reach, Inc. (the “Company”) notified the Nasdaq Stock Market that it did not timely file its Annual Report on Form 10-K for the year ended December 31, 2005 due to continued delays in completing year-end procedures as a result of difficulties encountered related to the Company’s IT system conversion and the increased reporting requirements associated with Section 404 of the Sarbanes-Oxley Act. The Company’s failure to file timely caused it to fall out of compliance with NASDAQ Marketplace Rule 4310(c)(14). The Company’s independent public accounting firm has not yet completed its audit. The Company expects to file the Annual Report on Form 10-K for the year ended December 31, 2005 by April 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 3, 2006	DESIGN WITHIN REACH, INC.

	By:	/s/ Ken La Honta
Ken La Honta
Chief Financial Officer, Chief Operating Officer and Secretary